UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2026 (May 12, 2026)
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C4 THERAPEUTICS, INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39567	47-5617627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 Arsenal Way, Suite 120 Watertown, MA		02472
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (617) 231-0700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CCCC	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Principal Accounting Officer
On May 12, 2026, C4 Therapeutics, Inc. (the “Company”) determined that Mark Mossler will no longer serve as the Company’s Chief Accounting Officer, effective May 15, 2026. Mr. Mossler’s departure from the Company is not due to any disagreement with the Company or the Company’s Board of Directors on any matter relating to the Company’s financial reporting, operations, policies or practices.
Appointment of Principal Accounting Officer
Kendra R. Adams, the Company’s Chief Financial Officer, Head of Corporate Affairs and Treasurer, has been designated as the Company’s principal accounting officer, effective May 15, 2026. Information regarding Ms. Adams’ background and business experience, contracts between the Company and Ms. Adams and any related party transactions involving Ms. Adams is incorporated by reference herein from the Company’s 2026 definitive proxy statement on Schedule 14A, which was filed with the U.S. Securities and Exchange Commission on April 29, 2026. Ms. Adams will not receive any additional compensation for assuming the additional role of principal accounting officer, and no changes have been made to any plans or arrangements in which Ms. Adams participates as a result of this appointment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C4 Therapeutics, Inc.

Date: May 15, 2026	By:	/s/ Kendra R. Adams
Kendra R. Adams
Chief Financial Officer and Treasurer